UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2017
Progress Software Corporation
(Exact name of registrant as specified in charter)
Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 29, 2017, Progress Software Corporation (the “Company”) announced that Paul Jalbert, Chief Accounting Officer, had been named the Company’s new Chief Financial Officer. Mr. Jalbert replaces Kurt Abkemeier, who left the Company effective as of March 24, 2017. Mr. Abkemeier’s departure was not related to any disagreement on any matter relating to the Company’s accounting practices or financial statements.

Mr. Jalbert, age 59, was previously the Company’s Vice President, Chief Accounting Officer, a position he assumed upon joining the Company in August 2012. Prior to joining the Company, Mr. Jalbert was Senior Vice President and Corporate Controller of Picis, Inc., a privately-held provider of healthcare software solutions, from September 2008 until August 2010, when Picis, Inc. was acquired by UnitedHealth Group. Mr. Jalbert remained with UnitedHealth Group following the acquisition on a transition basis until shortly before he joined the Company.

Mr. Jalbert’s Employment Agreement

In connection with his appointment as Chief Financial Officer, as of March 24, 2017, the Company and Mr. Jalbert entered into an employment agreement setting forth Mr. Jalbert’s compensation and certain other employment terms. Pursuant to this employment agreement, Mr. Jalbert will be paid a base salary of $375,000 per year and he will be eligible to participate in the Company’s Corporate Bonus Plan at an aggregate annual target rate of $225,000.
Under the employment agreement, Mr. Jalbert was issued an annual equity award with a value of $1,000,000, with (i) 50% of this equity award consisting of performance share units (“PSUs”) under the Company’s Long Term Incentive Plan (“LTIP”) applicable to executive officers, with the PSUs to be earned based on the Company’s relative total shareholder return over a three-year performance period ending on November 30, 2019, (ii) 30% of this annual equity award consisting of restricted stock units (“RSUs”), and (iii) 20% of this award consisting of stock options. Subject to continued employment, the RSUs will vest in equal installments semi-annually over three years, with the first such vest to occur on October 1, 2017 and the remaining installments vesting every six months thereafter. Subject to continued employment, the stock options will vest in equal installments semi-annually over four years, with the first such vest to occur on October 1, 2017 and the remaining installments vesting every six months thereafter.

Mr. Jalbert also received a special RSU award with a value of $1,000,000 (the “Special RSU Award”). The Special RSU Award will vest on March 24, 2020, subject to continued employment. The Special RSU Award is subject to accelerated vesting as described below.

Mr. Jalbert’s employment agreement also provides that in the event that his employment is terminated as a result of an “Involuntary Termination” (as defined below), he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of total target cash compensation as of the date of termination, which will be paid over twelve (12) months, (b) the continuation, for a period of twelve (12) months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) twelve (12) months of acceleration of unvested stock options and RSUs. If the Involuntary Termination occurs (A) on or before March 24, 2018, vesting with respect to 25% of the Special RSU Award will accelerate, or (B) after March 24, 2018 but prior to March 24, 2019, the vesting of 50% of the Special RSU Award will accelerate. No PSUs (including PSUs under the LTIP), and no other RSUs (except those described above), will vest or be accelerated.

Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement. Separation payments upon any Involuntary Termination of Mr. Jalbert’s employment within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement we previously entered into with Mr. Jalbert and not by Mr. Jalbert’s employment agreement. The terms of Mr. Jalbert’s Employee Retention and Motivation Agreement are substantially identical to the Employee Retention and Motivation Agreements we have entered into with our other executive officers.

An “Involuntary Termination” is defined in the employment agreement as a termination of employment by the Company other than for “Cause” (as defined in the employment agreement), disability or death or a termination by Mr. Jalbert as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Jalbert from such position, a material reduction in Mr. Jalbert’s base salary or target bonus, a relocation of Mr. Jalbert to a facility or location more than fifty miles from his then present location or a material breach of the employment agreement by the Company.

The standard separation and release agreement will also include non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as the Company.
The preceding description of Mr. Jalbert’s employment agreement is qualified in its entirety by reference to the full text of the employment agreement filed as Exhibit 10.1 to this Form 8-K.

Except as described above, there are no arrangements or understandings between Mr. Jalbert and any other person pursuant to which he was appointed to his new position. There are no family relationships between Mr. Jalbert and any of the Company’s directors or executive officers, nor is the Company aware, after inquiry of Mr. Jalbert, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

Mr. Abkemeier’s Termination

In connection with the termination of Mr. Abkemeier’s employment, the Company will provide Mr. Abkemeier with the severance and other benefits required by the Employment Agreement we previously entered into with Mr. Abkemeier effective September 28, 2016. Per the terms of Mr. Abkemeier’s Employment Agreement, Mr. Abkemeier will receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of his total target cash compensation, which will be paid over twelve (12) months, (b) the continuation, for a period of twelve (12) months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) twelve (12) months of acceleration of restricted stock units and stock options. In addition, the vesting of one-third of the special restricted stock unit award that Mr. Abkemeier received upon joining the Company will accelerate. All of Mr. Abkemeier’s other equity awards terminated.

As a condition to the receipt of the severance benefits described above, Mr. Abkemeier executed a release of claims that includes non-competition, non-disparagement and related covenants.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated March 24, 2017, by and between Progress Software Corporation and Paul Jalbert
99.1	Press release issued by Progress Software Corporation, dated March 29, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2017	Progress Software Corporation

		By:	/s/ STEPHEN H. FABERMAN
Stephen H. Faberman
Chief Legal Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated March 24, 2017, by and between Progress Software Corporation and Paul Jalbert
99.1	Press release issued by Progress Software Corporation, dated March 29, 2017